CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Evergreen Fixed Income Trust


We consent to:

* the use of our report May 30, 1997 for Evergreen Strategic Income Fund (formerly Keystone Strategic Income Fund) incorporate by reference herein;

* the use of our report May 30, 1997 for Evergreen U.S. Government Securities Fund incorporate by reference herein;

* the use of our report dated September 5, 1997 for Evergreen High Yield Bond Fund (formerly Keystone High Income Bond Fund (B-4)) incoporated by reference herein;

* the use of our report dated October 10, 1997 for Evergreen Diversified Bond Fund (formerly Keystone Diversified Bond Fund (B-2)) incorporated by reference herein; and

* the referenced to our firm under the caption "Financial Highlights" in the prospectuses.


                                             /s/ KPMG Peat Marwick LLP
                                             KPMG Peat Marwick LLP


Boston, Massachusetts
January 30, 1998